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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-62352) and related Prospectus of GoTo.com, Inc. and to the use of our report in this Form S-3 and to the incorporation by reference therein of our report dated February 6, 2001 (except for Note 8, as to which the date is June 28, 2001), with respect to the consolidated financial statements of GoTo.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-62352) and related Prospectus of GoTo.com, Inc. and to the incorporation by reference of our report dated January 31, 2000, with respect to the financial statements of Cababra Inc. as of December 31, 1999 included in GoTo.com, Inc.'s Current Report on Form 8-K/A dated January 31, 2000 and to the incorporation by reference of our report dated February 26, 2000 with respect to the financial statements of AuctionRover.com, Inc. (a development stage company) as of December 31, 1999 included in GoTo.com, Inc.'s Current Report on Form 8-K dated May 3, 2000, both filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Los Angeles, California

June 28, 2001